Exhibit 99.1

ServisFirst Bancshares Inc. NYSE: SFBS August 2026

Forward - Looking Statements Statements in this presentation that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward - looking statements" for the purpose of the safe harbor provided by Section 21 E of the Securities Exchange Act of 1934 and Section 27 A of the Securities Act of 1933 . The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward - looking statements . Such statements involve inherent risks and uncertainties . ServisFirst Bancshares, Inc . cautions that such forward - looking statements, wherever they occur in this presentation or in other statements attributable to ServisFirst Bancshares, Inc . , are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc . ’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward - looking statements . Such forward - looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward - looking statements, including, but not limited to : general economic conditions, especially in the credit markets and in the Southeast ; the performance of the capital markets ; changes in interest rates, yield curves and interest rate spread relationships ; changes in accounting and tax principles, policies or guidelines ; changes in legislation or regulatory requirements ; changes as a result of our reclassification as a large financial institution by the FDIC ; changes in our loan portfolio and the deposit base ; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re - emerging inflationary pressures and the ability of the U . S . Congress to increase the U . S . statutory debt limit as needed ; computer hacking or cyber - attacks resulting in unauthorized access to confidential or proprietary information ; substantial, unexpected or prolonged changes in the level or cost of liquidity ; the cost and other effects of legal and administrative cases and similar contingencies ; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral ; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets ; and increased competition from both banks and non - bank financial institutions . For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward - looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10 - K, in our Quarterly Reports on Form 10 - Q, and our other SEC filings . If one or more of the assumption forming the basis of our forward - looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward - looking information and statements contained herein . Accordingly, you should not place undue reliance on any forward - looking statements, which speak only as of the date made . ServisFirst Bancshares, Inc . assumes no obligation to update or revise any forward - looking statements that are made from time to time . Non - GAAP Financial Measures - This presentation includes non - GAAP financial measures . Information about any such non - GAAP financial measures, including a reconciliation of those measures to GAAP, can be found in the presentation . 2

$18.3B Total Assets ServisFirst By The Numbers Organic Growth Story • Single bank BHC founded in Birmingham, Alabama • Organic asset growth since the bank was founded in 2005 (1) : 23% CAGR High - Performing Metropolitan Commercial Bank • Total Assets (2) : $18.3 billion • Stockholders’ Equity (2) : $2.0 billion • ROAA (3) : 1.91% • Efficiency Ratio (3) : 29.65% Strong Balance Sheet and Income Growth • Gross Loans CAGR (4) : 13% • Total Deposits CAGR (4) : 13% • Net Income for Common CAGR (4) : 16% • Diluted EPS CAGR (4) : 16% $2.0B Stockholders’ Equity 16% Diluted EPS CAGR 23% Organic Asset CAGR Since 2005 29.65% Efficiency Ratio 1.91% ROAA 1. 20 - year compounded annual growth rate (CAGR) calculated from 12/31/2005 – 12/31/2025; excludes the impact of ServisFirst’s one acquisition in 2015 – approximately $200 million 2. As of June 30th, 2026 3. For 3 months ended June 30th, 2026 4. 10 - year compounded annual growth rate (CAGR) calculated from 12/31/2015 – 12/31/2025 3

Simple Business Model with Focus on Core Banking Our Business Strategy Loans and deposits are primary drivers – Not ancillary services Limited branch footprint with technology - driven efficiency – Serving markets with precision Big bank products, community bank service – Best of both worlds for customers Adjusted deposit focus + C&I lending emphasis – Conservative, profitable lending Scalable, decentralized business model – Regional CEOs drive revenue and relationships Opportunistic expansion in attractive geographies – Teams of best bankers in each market Disciplined growth company – High standards for performance 4

Key Principles • Identify great bankers in attractive markets • Focus on people, not just places • Target minimum $300M in assets within 3 years Market Strategies • Regional CEOs execute simple business model • Centralized risk management • Non - legal board of directors comprised of key business people Customer Focus • Professional banking services to mid - market commercial customers • Customers neglected by larger regional and national banks • Personalized service approach Future Expansion • Southern metropolitan markets focus • Industry contact network leverage • Selective growth strategy Opportunistic Expansion Model 5

Milestones (Assets) 12 10 8 6 4 2 0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 14 16 18 20 Asset Milestone Total Asset (Billions) 6 • Founded in May 2005 with initial capital raise of $35 million • Reached profitability during the fourth quarter of 2005 and have been profitable every quarter since

ServisFirst Bank Milestones (Branches) 2005 - 2011 • Founded, Birmingham, AL • Huntsville, AL • Montgomery, AL • Dothan, AL • Correspondent Banking • Pensacola, FL 2012 - 2015 • Mobile, AL • Nashville, TN • Initial Public Offering • Charleston, SC • Atlanta, GA 2016 - 2020 • Tampa Bay, FL • Fairhope, AL • Fort Walton, FL • Sarasota, FL • Columbus, GA 2021 - 2022 • Venice, FL • Orlando, FL • Panama City, FL • Charlotte, NC • Tallahassee, FL • Asheville, NC 2023 - 2025 • Virginia Beach, VA • Lake Norman, NC • Tallahassee, FL - Mortgage • Memphis, TN • Auburn, AL • Houston, TX Two Decades of Strategic Growth Across the Southeast. 7

Consistently Building Shareholder Value • Since the bank opened, Tangible Book Value has increased by a minimum of 10% every year (20 - year CAGR (1) = 16%) • Stock Price has increased by more than 5,200% (3) since initial capital raise in 2005 (20 - year CAGR (1) = 21%) • Dividend has increased each year since initial public offering in 2014 1.52 0.7 0.8 0.92 1.12 1.2 1.34 2020 2021 2025 2026 0.76 2Q 18.15 20.99 23.64 26.20 29.38 33.62 35.94 2020 2021 2025 6/30/2026 1. 2. 3. 20 – year CAGR = 12/31/2005 – 12/31/2025 5 – year CAGR = 12/31/2020 – 12/31/2025 Split adjusted (6 - for - 1) stock price for 2005 initial capital raise was 1.67 per share. Closing stock price on 6/30/2026 was 86.75 2022 2023 2024 Annual Dividend Per Share 2022 2023 2024 Tangible Book Value Per Share 8

Strategic Geographical Footprint 35 Banking Locations, Across 8 States 9

Our Regions 1. 2. 3. 4. 10 Represents metropolitan statistical areas (MSAs) As of June 30, 2026 As reported by the FDIC as of 6/30/2025 Includes Tallahassee Mortgage LPO and Tallahassee Full - Service Office (%) Total MSA Deposits (3) ($ in billions) Total Offices (2) Region (1) Alabama 8.6 52.9 3 Birmingham - Hoover 0.2 4.5 1 Auburn - Opelika 21.3 4.3 2 Dothan 10.4 12.2 2 Huntsville 6.5 10.1 2 Mobile 1.8 6.7 1 Daphne - Fairhope - Foley 14.7 9.5 2 Montgomery Florida 2 5.1 1 Crestview - Fort Walton Beach - Destin 3 30.1 2 North Port - Sarasota - Bradenton 0.1 70.1 1 Orlando - Kissimmee - Sanford 1 4.8 1 Panama City 7.9 8.2 2 Pensacola - Ferry Pass - Brent 1.3 8.8 2 Tallahassee (4) 0.4 128.1 1 Tampa - St. Petersburg - Clearwater Georgia 0.4 246 2 Atlanta - Sandy Springs - Roswell 0.3 9.9 1 Columbus North Carolina 0.02 477.3 2 Charlotte - Concord - Gastonia 0.4 10.6 1 Asheville South Carolina 1.6 23.1 2 Charleston - North Charleston Tennessee 0.8 98.3 1 Nashville - Davidson - Murfreesboro - Franklin 0.3 42 1 Memphis, TN - MS - AR Virginia Beach 0.3 30 1 Virginia Beach - Norfolk - Newport News Texas N/A 264.8 1 Houston 1557.4 35 Total

Our Business Model Loan Making and Deposit Taking • Traditional commercial banking services • No focus on non - traditional business lines Culture of Cost Control • “Branch light” model, with an average of $441 million in deposits per banking center • Utilize technology and centralized infrastructure • Staff concentrated on production and risk management • Key products include remote deposit capture (about two - thirds of checks are deposited via remote and mobile deposit), cash management, and remote currency management • Certain functions are outsourced C&I and Owner - Occupied CRE Lending Expertise • Comprises 42% of gross loans • Target customers: privately held businesses with $2 to $250 million in annual sales, professionals, and affluent consumers 11

Scalable, Decentralized Structure Local decision - making • Emphasize local decision - making to drive customer revenue • Centralized, uniform risk management and support • Conservative local lending authorities, covers most lending decisions • Geographic organizational structure (as opposed to line of business structure) Regional CEOs empowered and held accountable • Utilize stock - based compensation to align goals Top - down sales culture • Senior management actively involved in customer acquisition 12

Capacity For Growth Potential for significant growth in both loan and deposit book size of current calling officers • Approximately 29% of calling officers manage loan and/or deposit books exceeding $75 million • Average outstanding loan balances per officer as of 6/30/2026 was $75 million and average deposit balances per officer was $68 million • Strive for a minimum of $75 million in outstanding loans and deposits for every calling officer, resulting in approximately $4.7 billion in potential additional loan balances and $5.8 billion in potential additional deposits balances Focused on identifying motivated, customer service - oriented bankers • Regularly meet with potential new bankers • Sustainable growth achieved through exceptional customer service which builds client loyalty and leads to customer referrals 13

Risk Management & Credit Process • Lending focuses on middle market clients with Regional CEO and credit officers having delegated lending authority and larger relationships are approved by CCO and/or members of executive management • Centralized monitoring of ABL relationships greater than $2MM and centralized monitoring of commercial construction projects greater than $3MM • Independent loan review examines approximately 35% of the committed balances annually to affirm risk rating accuracy and proper documentation • The top three industry exposures as of 6/30/26 are: – Real Estate (36%), Service Industry (12%) and Health Care (8%). • The top three C&I and C&I OOCRE portfolio industries are: Retail (16%), Manufacturing (10%), and Real Estate (9%). C&I and C&I OOCRE loans account for 40% of the total loan portfolio • The Bank does not lead any Shared National Credits (SNCs); the Bank does participate in 14 relationships that are classified as SNCs with current balances of $152MM as of 6/30/26 • As of 6/30/26, CRE as a percent of capital was 307% and AD&C as a percent of capital was 72% • Approximately 91% of the Bank’s CRE loans are located in Bank’s eight state footprint 14

Correspondent Banking Footprint Total Balance ($000s) Fed Funds Purchased Deposits (Interest Bearing) Deposits (Non Interest Bearing) # of Relationships Date $2,545,752 $1,579,238 $579,472 $387,041 396 6/30/2026 $2,592,864 $1,546,837 $670,307 $375,720 392 3/31/2026 $2,459,953 $1,371,628 $751,689 $336,636 388 12/31/2025 $2,402,181 $1,470,100 $617,363 $314,718 388 9/30/2025 $2,497,439 $1,599,135 $577,960 $320,344 385 6/30/2025 $3,155,554 $2,358,326 $511,565 $285,662 378 3/31/2025 $2,716,226 $1,913,728 $523,966 $278,532 378 12/31/2024 15 15

Thomas A. Broughton Chairman, President and CEO Previously President/CEO of First Commercial Bank; American Banker's 2009 Community Banker of the Year David A. Sparacio EVP and Chief Financial Officer Previously EVP, Corporate Controller for Ameris Bank Rodney E. Rushing EVP and Chief Operating Officer Previously EVP of Correspondent Banking at BBVA - Compass Jim H. Harper SVP and Chief Credit Officer Previously EVP and Senior Credit Risk Officer for Cadence Bank Our Management Team J. Harold Clemmer EVP Chief Banking Officer Previously EVP and Regional CEO Atlanta and Virgina Beach Bart E. McBride EVP Sales Manager Previously EVP Commercial Banking at ServisFirst Bank B. Harrison Morris Regional President & CEO South Alabama 16 Previously Market President of Wachovia’s operation in Dothan

Our Regional Management Team

G. Carlton Barker
EVP and Regional CEO
Montgomery

Previously Group President for Regions Bank Southeast Alabama Bank Group.

Gregory W. Bryant
EVP and Regional CEO
West Central Florida

Previously President and CEO of Bay Cities Bank in Tampa Bay.

J. Harold Clemmer
EVP Chief Banking Officer

Previously EVP and Regional CEO Atlanta and Virgina Beach at ServisFirst Bank

Christopher J. Dvorachek
EVP and Regional CEO Texas

Previously EVP/Managing Director of Commercial Banking for Woodforest National Bank

Jim O. Holtcamp
EVP and Regional CEO Huntsville

Previously EVP Commercial Banking at ServisFirst Bank Huntsville

W. Bibb Lamar
EVP and Regional CEO Mobile

Previously CEO of BankTrust for over 20 years.

Rick A. Manley
EVP and Regional CEO North Carolina

Previously Mid Atlantic President for First Horizon Bank.

Rex D. McKinney
EVP and Regional CEO Northwest Florida

Previously EVP/Senior Commercial Lender for First American Bank/Coastal Bank and Trust (Synovus)

B. Harrison Morris
Regional President & CEO of South Alabama

Previously Market President of Wachovia's operation in Dothan.

Thomas G. Trouche
EVP and Regional CEO Charleston

Previously Executive Vice President Coastal Division for First Citizens Bank.

Bradford A. Vieira
EVP and Regional CEO Tennessee

Previously SVP and Commercial Banking Manager at ServisFirst Bank.

ServisFirst Bank

17

Financial Results

▪ Rare combination of balance sheet growth and earnings power ▪ EPS growth includes impact of $55.1 million of common stock issued in five private placements as we entered new markets prior to our initial public offering (IPO) and $56.9 million from the IPO 1) 10 – year CAGR = 12/31/2015 – 12/31/2025 63 81 93 137 149 170 208 252 207 227 169 Net Income Available to Common Stockholders ($millions) 1.2 1.72 1.72 2.53 2.76 3.13 3.82 4.61 3.79 4.16 5.06 3.09 Diluted Earnings Per Common Share Income Growth 10 - year (1) CAGR = 16% 10 - year (1) CAGR = 16% 277 19

▪ Primary focus on building core deposits, highlighted by non - interest - bearing accounts and non - reliance on CDs ▪ C&I lending expertise within a well - balanced loan portfolio Deposit Mix (1) 2.80% Cost of Interest - Bearing Deposits (2) Loan Portfolio (1) 6.23% Yield on Loans (2) 1) For period ending June 30, 2026 2) Average for the three months ended June 30, 2026 Non - interest bearing 21% CDs 9% NOW, Money market, and savings 70% Commercial & industrial 22% Real estate - construction 11% CRE owner occupied 19% Consumer mortgage 12% CRE non - owner occupied 35% Consumer 1% Balance Sheet Makeup 20

Loan Growth by Type 21 Year / Year Growth 6/30/2026 6/30/2025 Dollars in Thousands Loan Type $ 286,246 $ 3,252,437 $ 2,966,191 Commercial, Financial and Agricultural $ (170,901) $ 1,564,504 $ 1,735,405 Real Estate - Construction Real Estate - Mortgage: $ 223,664 $ 2,781,375 $ 2,557,711 Owner - Occupied Commercial $ 124,262 $ 1,685,723 $ 1,561,461 1 - 4 Family Mortgage $ 784,938 $ 5,123,635 $ 4,338,697 Other Mortgage $ 1,132,864 $ 9,590,733 $ 8,457,869 Subtotal: Real Estate - Mortgage $ (2,280) $ 70,815 $ 73,095 Consumer $ 1,245,929 $ 14,478,489 $ 13,232,560 Total Loans

Repricing Opportunity

Servis1st Bank

Dollars in thousands	Fixed Rate Loan Maturity Table as of 06.30.2026 1 Year or Less	1 to 2 Years	2 to 3 Years	3 to 4 Years	4 to 5 Years	Over 5 Years
Commercial, financial and agricultural	209,059	83,334	108,665	180,961	159,972	150,522
Real estate - construction	51,914	39,065	55,266	26,380	82,901	120,875
Real estate - mortgage						
Owner-occupied commercial	277,630	167,993	213,474	205,236	434,619	408,545
1-4 family mortgage	62,587	23,029	22,112	60,687	90,095	744,930
Non-owner occupied commercial	776,658	353,298	364,830	315,083	475,349	321,181
Subtotal: Real estate - mortgage	1,116,875	544,319	600,415	581,006	1,000,063	1,474,656
Consumer	4,963	819	1,053	1,362	2,298	314
Total	1,382,811	667,537	765,399	789,709	1,245,233	1,746,367
Weighted average rate	4.87%	5.78%	5.82%	6.56%	6.06%	5.54%

Dollars in thousands	Variable Rate Loan Maturity Table as of 06.30.2026 1 Year or Less	1 to 2 Years	2 to 3 Years	3 to 4 Years	4 to 5 Years	Over 5 Years
Commercial, financial and agricultural	1,225,037	307,137	272,826	116,077	199,628	132,088
Real estate - construction	561,004	189,462	138,211	127,695	94,926	75,006
Real estate - mortgage						
Owner-occupied commercial	138,602	68,835	224,495	181,480	291,061	171,684
1-4 family mortgage	116,015	45,627	28,192	47,325	68,057	357,366
Non-owner occupied commercial	672,582	435,295	493,490	304,441	396,930	140,736
Subtotal: Real estate - mortgage	927,199	549,757	746,177	533,246	756,049	669,786
Consumer	19,391	16,472	337	808	300	5,834
Total	2,732,632	1,062,828	1,157,552	777,826	1,050,903	882,713
Weighted average rate	6.70%	6.47%	6.41%	6.23%	6.26%	6.38%

- **31% of the fixed rate loan portfolio matures within the next two years at a weighted average rate of 5.17%**
- **88% of floating rate loans have a floor; weighted average floor rate is 4.74%**
- **Over $2.2 billion of projected cash flows from fixed rate loans over the next 12 months at a weighted average rate of 5.22%**
- **Slightly liability sensitive profile driven by a well-balanced rate structure**

Note: Loan balances and weighted average rates exclude credit card portfolios, deferred costs, overdrafts, in process accounts and loan fees.

22

Credit Trends

Servis1st Bank

Commercial Real Estate Trends						
	Year Ended December 31,					Current Period
(In Thousands)	2021	2022	2023	2024	2025	6/30/2026
1-4 Family Construction Speculative	$ 74,811	$ 105,954	$ 109,800	$ 117,620	$ 157,346	$ 182,956
1-4 Family Construction Sold	$ 96,144	$ 116,556	$ 90,772	$ 108,714	$ 125,385	$ 129,315
Resi Acquisition & Development	$ 37,753	$ 35,530	$ 47,560	$ 57,278	$ 61,695	$ 67,256
Multifamily Permanent	$ 459,122	$ 869,483	$ 1,038,283	$ 1,248,669	$ 1,347,178	$ 1,401,264
Residential Lot Loans	$ 37,130	$ 51,816	$ 49,672	$ 41,600	$ 53,150	$ 61,043
Commercial Lots	$ 60,132	$ 50,717	$ 36,694	$ 46,225	$ 79,831	$ 83,303
Raw Land	$ 134,774	$ 164,932	$ 151,470	$ 162,435	$ 151,792	$ 129,454
Commercial Construction	$ 662,333	$ 1,006,883	$ 1,033,652	$ 955,433	$ 828,427	$ 911,177
Retail	$ 363,610	$ 537,466	$ 545,866	$ 597,129	$ 679,662	$ 777,890
Nursing Home or Assisted Living Facility	$ 363,410	$ 321,210	$ 301,244	$ 308,910	$ 379,474	$ 513,578
Office Building	$ 290,075	$ 384,209	$ 413,729	$ 434,407	$ 472,080	$ 575,151
Hotel or Motel	$ 259,986	$ 409,720	$ 458,329	$ 592,214	$ 603,154	$ 627,966
All Other CRE Income Property	$ 847,093	$ 978,145	$ 899,659	$ 999,913	$ 1,121,842	$ 1,227,787
Total CRE (Excluding O/O CRE)	**$3,686,371**	**$ 5,032,620**	**$ 5,176,730**	**$ 5,670,548**	**$ 6,061,017**	**$ 6,688,139**
Total Risk-Based Capital (Bank Level)	**$1,303,623**	**$ 1,532,890**	**$ 1,691,212**	**$ 1,859,978**	**$ 2,039,091**	**$ 2,179,061**
CRE as % of Total Capital	**283%**	**328%**	**306%**	**305%**	**297%**	**307%**
Total Gross Loans	**$9,653,984**	**$11,687,968**	**$11,658,829**	**$12,605,836**	**$13,696,912**	**$ 14,478,489**
CRE as % of Total Portfolio	**39%**	**43%**	**44%**	**45%**	**44%**	**46%**
CRE Owner Occupied	**$ 1,874,103**	**$ 2,199,280**	**$ 2,257,163**	**$ 2,445,914**	**$ 2,629,991**	**$ 2,665,011**
CRE OO as % of Total Portfolio	**20%**	**19%**	**19%**	**19%**	**19%**	**18%**
CRE OO as % of Total Capital	**144%**	**143%**	**133%**	**132%**	**129%**	**122%**
Acquisition, Development, & Construction Trends						
AD&C	**$ 1,103,076**	**$ 1,532,388**	**$ 1,519,619**	**$ 1,489,305**	**$ 1,457,628**	**$ 1,564,504**
AD&C as % of Total Capital	**85%**	**100%**	**100%**	**80%**	**71%**	**72%**
AD&C as % of Total Portfolio	**12%**	**13%**	**13%**	**12%**	**11%**	**11%**

23

Strong loan growth while maintaining asset quality discipline 0.09% 0.12% 0.14% 0.26% 0.97% 0.96% 2021 2022 2023 2024 2025 6/30/2026 0.13% 0.15% 0.18% 0.34% 1.23% 1.18% 2021 0.03% 0.08% 0.10% 0.09% 2022 2023 2024 2025 6/30/2026 Non - Performing Loans / Total Loans 0.21% 0.17% 2021 2022 2023 2024 Net Charge Offs / Total Average Loans 2025 6/30/2026 1.22% Non - Performing Assets / Total Assets 1.32% 1.30% 1.25% 1.25% 1.26% 2022 2023 2024 2025 6/30/2026 Allowance for Credit Losses / Total Loans 2021 Credit Quality 24

Consistent Earnings Results and Strong Momentum 2022 2023 2024 2025 6/30/2026 Adjusted Return on Average Equity (1) 2021 2022 2023 2024 2025 6/30/2026 Adjusted Return on Average Common Equity (1) 2023 2024 Net Interest Margin 1) For a reconciliation of these non - GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non - GAAP Financial Measures" included at the end of this presentation. 1.55% 1.71% 1.42% 1.40% 1.62% 1.90% 2021 2022 2023 2024 2025 6/30/2026 Adjusted Return on Average Assets (1) 19.47% 20.73% 15.71% 15.07% 16.66% 17.81% 2.94% 3.32% 2.81% 2.82% 3.12% 3.58% 2021 2022 2025 6/30/2026 19.48% 20.73% 15.71% 15.07% 16.67% 17.81% 2021 Profitability Metrics 25

38.69% 38.75% 40.60% 39.47% 34.71% 32.57% 33.28% 30.29% 31.84% 31.30% 38.28% 37.34% 32.09% 29.72% 1.51% 1.47% 1.55% 1.41% 1.32% 1.26% 1.20% 1.05% 0.98% 1.07% 1.11% 1.11% 1.04% 1.10% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% 2013 2014 2015 2016 2023 2024 2025 6/30/2026 2017 2018 2019 2020 2021 2022 Adj. Efficiency Ratio (1) and Adj. Non - interest Expense / Average Assets (1) Adj. Efficiency Ratio (1) Adj. Non - interest Expense / Average Assets (1) Our Operating Structure and Business Strategy Enable Efficient, Profitable Growth. 1) For a reconciliation of these non - GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non - GAAP Financial Measures" included at the end of this presentation. Efficiency 26

% change in NII from year 1 base, based on parallel shift in yield curve, and a static balance sheet Scenario 54% of loans are variable rate Variable - Rate Loans 21% of deposits are held in non - interest - bearing demand deposit accounts Deposit Mix 1.6% 0.5% - 0.6% 2.9% 0.3% 0.5% 3.5% 2.8% 2.1% 1.4% 0.7% 0.0% - 0.7% - 1.4% Down 200 bps Down 100 bps Up 200 bps Estimated Change in Net Interest Income Over 12 Month Time Horizon Ramp Scenario Shock Scenario Interest Rate Sensitivity 27

▪ Birmingham, Alabama – Key Industries : Metals manufacturing, finance, insurance, healthcare services and distribution – Key Employers : Protective Life, Encompass Health, Vulcan Materials Company, AT&T, American Cast Iron Pipe Company, Southern Company, Shipt, Brasfield & Gorrie, Coca - Cola and University of Alabama at Birmingham ▪ Huntsville, Alabama – Key Industries : U.S. government, aerospace/defense, commercial and university research – Key Employers : U.S. Army/Redstone Arsenal, Boeing Company, NASA/Marshall Space Flight Center, Intergraph Corporation, ADTRAN, Northrop Grumman, Technicolor, SAIC, DirecTV, Lockheed Martin, University of Alabama Huntsville, Boeing, and Toyota Motor Manufacturing ▪ Montgomery, Alabama – Key Industries : U.S. and state government, U.S. Air Force , automotive manufacturing, medical technology and education – Key Employers : Maxwell Gunter Air Force Base, State of Alabama, Baptist Health Systems, Hyundai Motor Manufacturing, Auburn University, SiO2 Medical Products, GE Aerospace, and MOBIS Alabama Our Regions: Centers for Continued Growth 28

▪ Dothan, Alabama – Key Industries: Agriculture, manufacturing, defense, financial services, and healthcare – Key Employers: Southeast Health Medical Center, Wayne Farms, Southern Nuclear, Michelin Tire, Globe Motors, AAA Cooper Transportation, Fort Moore, TSYS, Aflac, Piedmont Columbus Regional ▪ Northwest Florida – Key Industries: Military, health services, medical technology industries, and tourism – Key Employers: Eglin Air Force Base, Hurlburt Field, Pensacola Whiting Field, Pensacola Naval Air Station and Corry Station, Ascension Health System, Baptist Healthcare, West Florida Regional Hospital, University of West Florida, Ascend Performance Materials, Tyndall Air Force Base, Coastal Systems Station Naval Surface Warfare Center, Florida State University, Amazon, Tallahassee Memorial Healthcare, GE Wind Energy, St. Joe Company, Eastern Ship building Inc., and Berg Steel Pipe Corp ▪ Mobile, Alabama – Key Industries: Aircraft assembly, aerospace, steel, ship building, maritime, construction, medicine, and manufacturing – Key Employers: Port of Mobile, Infirmary Health Systems, Austal USA, Brookley Aeroplex, ThyssenKrupp, University of South Alabama, VT Mobile Aerospace, Outokumpu and EADS Our Regions: Centers for Continued Growth (cont.) 29

▪ Tennessee – Key Industries : Healthcare, manufacturing, entertainment, transportation, education and technology – Key Employers : HCA Holdings, Nissan North America, Dollar General Corporation, Asurion, Community Health Systems, FedEx, AutoZone, Vanderbilt University, BlueCross BlueShield and International Paper ▪ Charleston, South Carolina – Key Industries : Maritime, information technology, higher education, military, manufacturing, and tourism – Key Employers : Joint Base Charleston, Medical University of South Carolina, Roper St. Francis Healthcare, Boeing Company, Robert Bosch LLC, Blackbaud, Trident Health, Mercedes - Benz Vans and SAIC ▪ Atlanta, Georgia – Key Industries : Logistics, media, information technology, education and entertainment – Key Employers : Coca - Cola Company, Home Depot, Delta Air Lines, AT&T Mobility, UPS, Newell - Rubbermaid, Cable News Network, Georgia Tech, Lockheed Martin and Cox Enterprises Our Regions: Centers for Continued Growth (cont.) 30

▪ West Central Florida – Key Industries : Defense, financial services, information technology, healthcare, transportation, grocery, manufacturing, and tourism – Key Employers : Baycare Health System, University of South Florida, Tech Data, Raymond James Financial, Jabil Circuit, HSN, WellCare Health Plans, Sarasota Memorial Health Care System, Beall’s Inc . , Teco Energy, Walt Disney World Resort, Advent Health, Publix, and Lockheed Martin ▪ North Carolina – Key Industries : Financial services, manufacturing, energy, automotive, food processing and healthcare – Key Employers : Bank of America, Wells Fargo, Duke Energy, Atrium Health, Novant Health, Lowe’s, TIAA, Nucor, Sonic Automotive, Compass Group North America, Novo Nordisk, Campbell’s, and Mission Health System ▪ Virginia Beach, Virginia – Key Industries : Defense, manufacturing, trade, information, utilities, maritime, hospitality, professional services, and healthcare – Key Employers : Naval Air Station Oceana - Dam Neck, Ft . Story, Sentara Healthcare, GEICO, STIHL, Novant Health, Huntington Ingalls Industries, Dominion Energy, Newport News Shipbuilding, Jefferson Labs, LifeNet Health and Siemens Gamesa ▪ Houston, Texas – Key Industries : Energy, healthcare, aerospace, technology, logistics and trade – Key Employers : Chevron, Houston Methodist, MD Anderson Cancer Center, NASA, Hewlett Packard Enterprise, Amazon, and United Airlines Our Regions: Centers for Continued Growth (cont.) 31

Our Financial Performance: Key Operating and Performance Metrics

Servis1st Bank

Dollars in Millions Except per Share Amounts	2017	2018	2019	2020	2021	2022	2023	2024	2025	6/30/2026
Balance Sheet										
Total Assets	$7,082	$8,007	$8,948	$11,933	$15,449	$14,596	$16,130	$17,352	$17,727	$18,346
Net Loans	$5,792	$6,465	$7,185	$8,378	$9,416	$11,542	$11,506	$12,441	$13,525	$14,297
Deposits	$6,092	$6,916	$7,530	$9,976	$12,453	$11,547	$13,274	$13,543	$14,219	$14,549
Net Loans / Deposits	95%	93%	95%	84%	76%	100%	87%	92%	95%	98%
Net Loans / (Deposits + Fed Funds Purchased)	91%	90%	90%	77%	66%	88%	79%	80%	86%	89%
Total Equity	$608	$715	$843	$993	$1,152	$1,298	$1,440	$1,617	$1,850	$1,978
Profitability										
Net Income	$93.1	$136.9	$149.2	$169.6	$207.7	$251.5	$206.9	$227.2	$276.6	$168.8
Net Income Available to Common	$93.0	$136.9	$149.2	$169.5	$207.7	$251.4	$206.8	$227.2	$276.5	$168.7
Adj. Net Income Available to Common [1]	$96.3	$136.9	$147.9	$169.5	$210.0	$251.4	$206.8	$228.5	$287.1	$168.7
Adj. ROAA [1]	1.48%	1.88%	1.71%	1.59%	1.55%	1.71%	1.42%	1.40%	1.62%	1.90%
Adj. ROAE [1]	16.96%	20.96%	19.00%	18.55%	19.48%	20.73%	15.71%	15.07%	16.67%	17.81%
Adj. ROACE [1]	16.95%	20.95%	18.99%	18.55%	19.47%	20.73%	15.71%	15.07%	16.66%	17.81%
Net Interest Margin	3.68%	3.75%	3.46%	3.31%	2.94%	3.32%	2.81%	2.82%	3.12%	3.58%
Adj. Efficiency Ratio [1]	34.71%	32.57%	33.31%	30.29%	31.84%	31.30%	40.67%	37.34%	32.09%	29.72%
Capital Adequacy										
Tangible Common Equity to Tangible Assets [2]	8.39%	8.77%	9.27%	8.22%	7.38%	8.81%	8.85%	9.25%	10.37%	10.72%
Common Equity Tier 1 RBC Ratio	9.51%	10.12%	10.50%	10.50%	9.95%	9.55%	10.91%	11.42%	11.65%	11.83%
Tier I Leverage Ratio	8.51%	9.07%	9.13%	8.23%	7.39%	9.29%	9.12%	9.59%	10.26%	10.93%
Tier I RBC Ratio	9.52%	10.13%	10.50%	10.50%	9.96%	9.55%	10.92%	11.42%	11.66%	11.83%
Total RBC Ratio	11.52%	12.05%	12.31%	12.20%	11.58%	11.03%	12.45%	12.90%	12.93%	13.09%
Asset Quality										
NPAs / Assets	0.25%	0.41%	0.50%	0.21%	0.09%	0.12%	0.14%	0.26%	0.97%	0.96%
NCOs / Average Loans	0.29%	0.20%	0.32%	0.36%	0.03%	0.08%	0.10%	0.09%	0.21%	0.17%
Credit Loss Reserve / Gross Loans	1.02%	1.05%	1.05%	1.04%	1.22%	1.25%	1.32%	1.30%	1.25%	1.26%
Per Share Information										
Common Shares Outstanding	52,992,586	53,375,195	53,623,740	53,943,751	54,227,060	54,326,527	54,461,580	54,570,138	54,624,955	54,671,023
Book Value per Share	$11.47	$13.40	$15.71	$18.41	$21.24	$23.89	$26.45	$29.63	$33.87	$36.19
Tangible Book Value per Share [2]	$11.19	$13.13	$15.45	$18.15	$20.99	$23.64	$26.20	$29.38	$33.62	$35.94
Diluted Earnings per Share	$1.72	$2.53	$2.76	$3.13	$3.82	$4.61	$3.79	$4.16	$5.06	$3.09
Adj. Diluted Earnings per Share [1]	$1.78	$2.53	$2.74	$3.13	$3.86	$4.61	$3.79	$4.18	$5.25	$3.09

1) For a reconciliation of these non-GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" included at the end of this presentation.
2) Non-GAAP financial measures. "Tangible Common Equity to Tangible Assets" and "Tangible Book value per Share" are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP.

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Our Financial Performance: Asset Quality, Credit Loss Reserve, and Charge-Offs

ServisFirst Bank

Dollars in Thousands	2017	2018	2019	2020	2021	2022	2023	2024	2025	6/30/2026
Nonaccrual Loans:										
Commercial, Financial & Agricultural	9,712	10,503	14,729	11,709	4,343	7,108	7,217	25,692	26,756	23,905
Construction	-	997	1,588	234	-	-	111	-	35,885	35,087
Owner-Occupied Commercial Real Estate	556	3,358	10,826	1,259	1,021	3,312	7,089	8,744	13,578	22,411
1-4 Family	459	2,046	1,440	771	1,398	1,524	4,426	3,051	9,440	9,897
Other Real Estate Loans	-	5,022	1,507	-	-	506	506	1,259	81,977	77,740
Consumer	38	-	-	-	-	-	-	-	715	671
Total Nonaccrual Loans	10,765	21,926	30,091	13,973	6,762	12,450	19,349	39,501	168,351	169,711
Total 90+ Days Past Due & Accruing	60	5,844	6,021	4,981	5,335	5,391	2,184	2,965	478	1,242
Total Nonperforming Loans	10,825	27,770	36,112	18,954	12,097	17,841	21,533	42,466	168,829	170,953
Other Real Estate Owned & Repossessions	6,701	5,169	8,178	6,497	1,208	248	995	2,531	2,583	4,834
Total Nonperforming Assets	17,526	32,939	44,290	25,451	13,305	18,089	22,528	44,997	171,412	175,787
Allowance for Credit Losses:										
Beginning of Year	51,893	59,406	68,600	76,584	87,942	116,660	146,297	153,317	164,458	171,683
Impact of Adoption of ASC 326 (1)				(2,000)						
Charge-Offs:										
Commercial, Financial and Agricultural	(13,910)	(11,428)	(15,015)	(23,936)	(3,453)	(9,256)	(13,229)	(12,115)	(24,906)	(12,365)
Real Estate - Construction	(56)	-	-	(1,032)	(14)	-	(108)	-	(46)	(711)
Owner-Occupied Commercial	-	-	-	-	-	-	-	-	(4,038)	-
Non-Owner Occupied Commercial	-	-	-	-	-	-	-	-	(1,168)	-
Real Estate - Mortgage	(2,056)	(1,042)	(6,882)	(4,397)	(279)	(221)	(171)	(998)	(5,509)	(96)
Consumer	(310)	(283)	(592)	(203)	(368)	(660)	(1,073)	(571)	(707)	(250)
Total Charge-Offs	(16,332)	(12,753)	(22,489)	(29,568)	(4,114)	(10,137)	(14,581)	(13,684)	(31,166)	(13,422)
Recoveries:										
Commercial, Financial and Agricultural	337	349	306	252	1,135	2,012	2,800	3,021	2,900	845
Real Estate - Construction	168	112	3	32	52	-	3	8	30	-
Owner-Occupied Commercial	-	-	-	-	-	-	-	-	1	390
Non-Owner Occupied Commercial	-	-	-	-	-	-	-	-	-	2
Real Estate - Mortgage	89	46	13	140	86	-	-	31	1	396
Consumer	26	38	107	68	42	155	83	212	115	94
Total Recoveries	620	545	429	492	1,315	2,167	2,886	3,272	3,046	1,335
Net Charge-Offs	(15,712)	(12,208)	(22,060)	(29,076)	(2,799)	(7,970)	(11,695)	(10,412)	(28,120)	(12,087)
Allocation from LGP	-	-	7,406	-	-	-	-	-	-	-
Provision for Credit Losses Charged to Expense	23,225	21,402	22,638	42,434	31,517	37,607	18,715	21,587	35,347	22,257
Allowance for Credit Losses at End of Period	59,406	68,600	76,584	87,942	116,660	146,297	153,317	164,458	171,683	181,853
As a Percent of Year to Date Average Loans:										
Net Charge-Offs	0.29%	0.20%	0.32%	0.36%	0.03%	0.08%	0.10%	0.09%	0.21%	0.17%
Provision for Credit Losses	0.43%	0.35%	0.33%	0.52%	0.36%	0.36%	0.16%	0.18%	0.27%	0.32%
Allowance for Credit Losses As a Percentage of Loans	1.02%	1.05%	1.05%	1.04%	1.22%	1.25%	1.32%	1.30%	1.25%	1.26%

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GAAP Reconciliation and Management Explanation of Non - GAAP Financial Measures In 2025 , we recognized a $ 7 . 8 million loss on sale of available - for - sale debt securities in non - interest income during the third quarter of 2025 due to continued restructuring of the portfolio . We recognized an $ 8 . 6 million loss on sale of available - for - sale debt securities in non - interest income during the second quarter of 2025 due to restructuring of the portfolio . We reversed a $ 2 . 3 million legal reserve from interest expense during the second quarter of 2025 . These adjustments to our results are unusual, or infrequent, in nature and are not considered to be part of our non - interest expense, non - interest income and interest expense run rates, respectively . During the fourth quarter of 2023 , we recorded a one - time expense of $ 7 . 2 million associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023 . This assessment was updated in the first quarter of 2024 resulting in additional expense of $ 1 . 8 million . These expenses are unusual, or infrequent, in nature and not part of the noninterest expense run rate . Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non - GAAP financial measures . During the fourth quarter of 2021 , we recorded $ 3 . 0 million of expenses associated with our Adjusted operating system conversion scheduled to be completed during the third quarter of 2022 . The expenses relate to negotiated liquidated damages of our existing system contracts and the procurement of our data from those providers . We recorded a $ 1 . 7 million credit to our FDIC and other regulatory assessments expense in 2019 as a result of the FDIC’s Small Bank Assessment Credit . We recorded $ 3 . 1 million of additional tax expense as a result of revaluing our net deferred tax assets at December 31 , 2017 due to lower corporate income tax rates provided by the Tax Cuts and Jobs Act passed into law in December 2017 . The revaluation adjustment of our net deferred tax asset position was impacted by a number of factors, including increased loan charge - offs in the fourth quarter of 2017 , increases in deferred tax liabilities relating to depreciation expense on our new headquarters building, and dividends from our captive real estate investment trusts . In 2017 we also recorded expenses of $ 347 , 000 related to terminating the lease agreement on our previous headquarters building in Birmingham, Alabama and expenses of moving into our new headquarters building . The table below presents computations of earnings and certain other financial measures which exclude the significant adjustments discussed above . These non - GAAP financial measures include “adjusted net income available to common stockholders,” “adjusted earnings per share, basic,” “adjusted earnings per share, diluted,” “adjusted return on average assets,” “adjusted return on average stockholders’ equity,” “adjusted return on average common stockholders’ equity” and “adjusted efficiency ratio . ” Adjusted earnings per share, basic is adjusted net income available to common stockholders divided by weighted average shares outstanding . Adjusted earnings per share, diluted is adjusted net income available to common stockholders divided by weighted average diluted shares outstanding . Adjusted return on average assets is adjusted net income divided by average total assets . Adjusted return of average stockholders’ equity is adjusted net income divided by average total stockholders’ equity . Adjusted return of average common stockholders’ equity is adjusted net income divided by average common stockholders’ equity . The adjusted efficiency ratio is adjusted non - interest expense divided by the sum of adjusted net interest income and adjusted non - interest income . Our management and board use these non - GAAP measures for reporting financial performance to internal users for management purposes and externally as part of presentations to investors . We believe these non - GAAP financial measures provide useful information to management, our board and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP ; however, we acknowledge that these non - GAAP financial measures have inherent limitations, are not audited and are not required to be uniformly applied . All amounts are in thousands, except share and per share data . 34

GAAP Reconciliation

ServisFirst Bank

	As Of and For the Period Ended June 30, 2026	As Of and For the Period Ended December 31, 2025	As Of and For the Period Ended December 31, 2024	As Of and For the Period Ended December 31, 2023	As Of and For the Period Ended December 31, 2022	As Of and For the Period Ended December 31, 2021	As Of and For the Period Ended December 31, 2020	As Of and For the Period Ended December 31, 2019	As Of and For the Period Ended December 31, 2018	As Of and For the Period Ended December 31, 2017
Provision for income taxes - GAAP	39,359	65,527	51,740	37,735		$ 45,615		$ 37,618		$ 44,258
Adjustment for non-routine expense/credit	-	3,539	452	2,619		756		421		-132
Adjusted provision for income taxes - non-GAAP	39,359	69,066	52,192	40,354		$ 46,371		$ 38,039		$ 44,126
Return on average assets - GAAP	1.90 %	1.56 %	1.39 %	1.37 %		1.53 %		1.73 %		1.43 %
Net income - GAAP	168,764	$ 276,603	$ 227,242	$ 206,853		$ 207,734		$ 149,180		$ 93,092
Adjustment for non-routine expense/credit	-	10,560	1,347	7,817		2,251		-1,185		3,274
Adjusted net income - non-GAAP	168,764	$ 287,163	$ 228,589	$ 214,670		$ 209,985		$ 147,995		$ 96,366
Average assets	17,746,068	$ 17,746,068	$ 16,333,383	$ 15,066,716		$ 13,555,221		$ 8,638,604		$ 6,495,067
Adjusted return on average assets - non-GAAP	1.90 %	1.62 %	1.40 %	1.42 %		1.55 %		1.71 %		1.48 %
Return on average common stockholders' equity - GAAP	17.81 %	16.05 %	14.98 %	15.13 %		19.26 %		19.15 %		16.37 %
Net income available to common stockholders - GAAP	168,733	$ 276,541	$ 227,180	$ 206,791		$ 207,672		$ 149,180		$ 93,030
Adjustment for non-routine expense/credit	-	10,560	1,347	7,817		2,251		-1,185		3,274
Adjusted net income available to common stockholders - non-GAAP	168,733	$ 287,101	$ 228,527	$ 214,608		$ 209,923		$ 147,995		$ 96,304
Average common stockholders' equity	1,910,751	$ 1,722,929	$ 1,516,855	$ 1,366,708		$ 1,078,075		$ 779,071		$ 568,228
Adjusted return on average common stockholders' equity - non-GAAP	17.81 %	16.66 %	15.07 %	15.71 %		19.47 %		18.99 %		16.95 %
Diluted earnings per share - GAAP	3.09	$ 5.06	$ 4.16	$ 3.79		$ 3.82		$ 2.76		$ 1.72
Weighted average shares outstanding, diluted - GAAP	54,698,973	54,666,274	54,624,234	54,530,797		54,434,573		54,103,074		54,161,788
Adjusted diluted earnings per share - non-GAAP	3.09	$ 5.25	$ 4.18	$ 3.94		$ 3.86		$ 2.73		$ 1.78
Book value per share - GAAP	$ 36.19	$ 33.87	$ 29.63	$ 26.45	$ 23.89	$ 21.24	$ 18.41	$ 15.71	$ 13.4	$ 11.47
Total common stockholders' equity - GAAP	1,978,418	1,850,347	1,616,772	1,440,405	1,297,896	1,152,015	992,852	842,682	715,203	607,604
Adjusted for goodwill and other identifiable intangible assets	-13,615	-13,615	-13,615	-13,615	-13,615	-13,638	-13,908	-14,179	-14,449	-14,787
Tangible common stockholders' equity - non-GAAP	$ 1,964,803	$ 1,836,732	$ 1,603,157	$ 1,426,790	$ 1,284,281	$ 1,138,377	$ 978,944	$ 828,503	$ 700,754	$ 592,885
Tangible book value per share - non-GAAP	$ 35.94	$ 33.62	$ 29.38	$ 26.2	$ 23.64	$ 20.99	$ 18.15	$ 15.45	$ 13.13	$ 11.19
Stockholders' equity to total assets - GAAP	10.78 %	10.44 %	9.32 %	8.93 %	8.89 %	7.46 %	8.32 %	9.42 %	8.93 %	8.58 %
Total assets - GAAP	$ 18,345,498	$ 17,727,190	$ 17,351,643	$ 16,129,668	$ 14,595,753	$ 15,448,806	$ 11,927,955	$ 8,947,653	$ 8,007,382	$ 7,082,384
Adjusted for goodwill and other identifiable intangible assets	-13,615	-13,615	-13,615	-13,615	-13,615	-13,638	-13,908	-14,179	-14,449	-14,719
Total tangible assets - non-GAAP	$ 18,331,883	$ 17,713,575	$ 17,338,028	$ 16,116,053	$ 14,582,138	$ 15,435,168	$ 11,914,047	$ 8,933,474	$ 7,992,933	$ 7,067,665
Tangible common equity to total tangible assets - non-GAAP	10.72 %	10.37 %	9.25 %	8.85 %	8.81 %	7.38 %	8.22 %	9.27 %	8.77 %	8.39 %

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